Exhibit (BV)

T. ROWE PRICE ASSOCIATES, INC. LEGAL DEPARTMENT	August 28, 2012	WWW.TROWEPRICE.COM P.O. Box 89000 Baltimore, Maryland 21289-1020 100 East Pratt Street Baltimore. Maryland 21202-1009 Toll Free 800-638-7890 Fax 410-345-6575

VIA FEDERAL EXPRESS

Mike Kloss

National Account Manager

TIAA-CREF Financial Services

8500 Andrew Carnegie Blvd.

Charlotte, NC 28282

RE:	Amendments Between T. Rowe Price and TIAA-CREF Life Insurance Company

Dear Mike:

Enclosed are two fully-executed copies of an Amendment to the Participation Agreement and the Administrative Services Letter Agreement between TIAA-CREF Life Insurance Company and T. Rowe Price in order to update Schedule A.

If you have any questions, please contact me at 410-345-2404.

Sincerely,

Jackie Lippy
Lead Legal Analyst

Enclosures

SCHEDULE A

Effective as of August 16, 2012, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
Separate Account VLI-1 August 29, 2001	Intelligent Life VUL Intelligent Life Survivorship VUL	T. Rowe Price Limited-Term Bond Portfolio

Separate Account VA-1 July 27, 1998	Intelligent VA	T. Rowe Price Limited-Term Bond Portfolio

Separate Account VLI-2 May 1, 2012	M Intelligent VUL M Intelligent Survivorship VUL	T. Rowe Price Limited- Term Bond Portfolio

IN WITNESS WHEREOF, TIAA-CREF Life Insurance Company, T. Rowe Price Associates, Inc. hereby amend this Schedule A in accordance with the Administrative Services Letter Agreement made and entered into as of the 14th day of November, 2011.

COMPANY:	TIAA-CREF LIFE INSURANCE COMPANY By its authorized officer

By:
	Title:	VP Insurance & Annuity
	Date:	8/20/2012

ADVISER:	T. ROWE PRICE ASSOCIATES, INC. By its authorized officer

By:
Fran Pollack-Matz
	Title:	Vice President
	Date:	8/28/12

SCHEDULE A

Effective as of August 16, 2012, this Schedule A is hereby amended as follows:

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios
Separate Account VLI-1 August 29, 2001	Intelligent Life VUL Intelligent Life Survivorship VUL	T. Rowe Price Limited-Term Bond Portfolio

Separate Account VA-1 July 27, 1998	Intelligent VA	T. Rowe Price Limited-Term Bond Portfolio

Separate Account VLI-2 May 1, 2012	M Intelligent VUL M Intelligent Survivorship VUL	T. Rowe Price Limited-Term Bond Portfolio

IN WITNESS WHEREOF, TIAA-CREF Life Insurance Company, T. Rowe Price Investment Services, Inc. and the undersigned Funds hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 14th day of November, 2011.

COMPANY:	TIAA-CREF LIFE INSURANCE COMPANY By its authorized officer

By:
	Title:	VP Insurance & Annuity
	Date:	8/20/2012

FUND:	T. ROWE PRICE FIXED INCOME SERIES, INC. By its authorized officer

By:
David Oestreicher
	Title:	Vice President
	Date:	6/26/12

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